UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2017

INDOOR HARVEST CORP
(Exact name of registrant as specified in its charter)

Texas	000-55594	45-5577364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 East Freeway Suite A Houston, Texas	77020
(Address of Principal Executive Offices)	(Zip Code)

713-410-7903

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement

Investment Agreement

On October 12, 2017, Indoor Harvest Corp (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with Tangiers Global, LLC (the “Purchaser”) pursuant to which the Company may issue and sell to the Purchaser up to $2,000,000 of the Company’s common stock, par value $0.001 per share (“Shares”). Concurrently, on October 12, 2017, the Company entered into a Registration Rights Agreement with the Purchaser. The Investment Agreement shall terminate upon the earlier of: (i) the issuance of $2,000,000 of Shares, (ii) 36 months after the Effective Date, (iii) at such time the Registration Statement is no longer effective, or (iv) by the Company at any time by providing 15 days written notice to the Purchaser.

The Investment Agreement contains customary representations, warranties, covenants, closing conditions, and indemnification and termination provisions.

The foregoing description of the Investment Agreement and Registration Rights Agreement is qualified in its entirety by reference to the full text of the Investment Agreement and Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and is incorporated herein in its entirety by reference.

10% Fixed Convertible Promissory Note

On October 12, 2017, the Company issued the Purchaser a promissory note in the principal amount of $50,000 (the “Note”) in order to induce the Purchaser to enter into the Investment Agreement. The Note bears interest at a rate of 10% per annum and matures on May 12, 2018. The Purchaser may, at any time, convert the unpaid Principal Amount (as defined in the Note) into shares of the Company’s common stock at a conversion price of $0.1666 per share.

The foregoing description of the Note is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein in its entirety by reference.

8% Fixed Convertible Promissory Note

On March 22, 2017, the Company issued an 8% Fixed Convertible Promissory Note (the “March Note”) in the aggregate principal amount of $550,000 in favor of the Purchaser. On October 10, 2017, the Company received additional consideration of $275,000, $250,000 to the Company and $25,000 in an original issuance discount, under the March Note. In connection with the foregoing, the Purchaser and the Company entered into Amendment #1 (the “Amendment”) to the March Note which, among other things, amended the maturity date of the March Note to six months from the effective date of each payment.

The foregoing description of the Amendment is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein in its entirety by reference.

Item 2.03 Creation of a Direct Financial Obligation or and Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 hereof is hereby incorporated by reference into this Item 3.02. The sale and issuance of the securities as set forth in Item 1.01 was deemed exempt from registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and/or Rule 506 of Regulation D thereunder, as a transaction by an issuer not involving a public offering.

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Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Investment Agreement

10.2	Registration Rights Agreement

10.3	10% Fixed Convertible Promissory Note

10.4	Amendment #1 to 8% Fixed Convertible Promissory Note dated March 22, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

INDOOR HARVEST CORP.

Date: October 13, 2017	By:	/s/ Richard Gutshall
Richard Gutshall
Interim CEO, CFO and Director

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